Exhibit 8.1

February 26, 2016

The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Ladies and Gentlemen:

We have acted as counsel to The Blackstone Group L.P., a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Partnership of common units representing limited partner interests in the Partnership (the “Common Units”) to holders of Blackstone Holdings partnership units upon exchange of Blackstone Holdings partnership units by such holders.

We have examined (i) the Registration Statement; (ii) the Amended and Restated Agreement of Limited Partnership of The Blackstone Group L.P., dated June 27, 2007, among Blackstone Group Management L.L.C., a Delaware limited company (the “Managing General Partner”) and the limited partners from time to time party thereto, and the Amendments thereto dated November 3, 2009 and November 4, 2011 (collectively, the “Partnership Agreement”); (iii) the Amended and Restated Limited Partnership Agreement of Blackstone Holdings I L.P., dated June 18, 2007, and the Amendment thereto dated November 3, 2009, (iv) the Amended and Restated Limited Partnership Agreement of Blackstone Holdings AI L.P., dated October 1, 2015, (v) the Amended and Restated Limited Partnership Agreement of Blackstone Holdings II L.P., dated June 18, 2007, and the Amendment thereto dated November 3, 2009, (vi) the Second Amended and Restated Limited Partnership Agreement of Blackstone Holdings III L.P., dated January 1, 2009, and the Amendment thereto dated November 3, 2009, (vii) the Second Amended and Restated Limited Partnership Agreement of Blackstone Holdings IV L.P., dated January 1, 2009, and the Amendment thereto dated November 3, 2009 and (viii) the representation letter, dated the date hereof, delivered to us by the Managing General Partner for purposes of this opinion (the “Representation Letter”). We have also examined originals or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Partnership and the Managing General Partner, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. As to matters of fact material to this opinion, we have relied upon certificates and comparable documents of public officials and of officers and representatives of the Partnership and the Managing General Partner.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have further assumed that any documents will be executed by the parties in the forms provided to and reviewed by us and that the representations made by the Managing General Partner in the Representation Letter are true, complete and correct and will remain true, complete and correct at all times.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Certain United States Federal Income Tax Considerations”, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the ownership and disposition of the Common Units.

We do not express any opinion herein concerning any law other than the federal tax law of the United States.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm under the captions “Certain United States Federal Income Tax Considerations” and “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP